LifePoints Target Distribution Funds A Shares

Direct Expense Cap

04/30/12 to 04/29/13

April 30, 2012

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	2017 Retirement Distribution Fund – A Shares Shares (the “Fund”)

Dear Mr. Swanson:

For each of the above named Funds individually, Russell Investment Management Company (“RIMCo”) agrees, until April 29, 2013, to waive up to the full amount of its 0.20% advisory fee for the Fund and then to reimburse the Fund for other direct expenses to the extent that direct expenses exceed 0.52% of the average daily net assets of the Fund on an annual basis.

Direct expenses do not include extraordinary expenses or the expenses of other investment companies in which the Funds invests which are borne indirectly by the Funds.

This waiver and reimbursement (1) supersedes any prior contractual waiver or reimbursement arrangements and any prior non-contractual waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT
MANAGEMENT COMPANY

By:
Peter Gunning, President

Accepted and Agreed:
RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson, Treasurer

LifePoints Target Distribution Funds S Shares

Direct Expense Cap

04/30/12 to 04/29/13

April 30, 2012

Mr. Mark E. Swanson

Treasurer

Russell Investment Company

1301 2nd Ave.

Seattle, WA 98101

Re:	2017 Retirement Distribution Fund – S Shares (the “Fund”)

Dear Mr. Swanson:

For each of the above named Funds individually, Russell Investment Management Company (“RIMCo”) agrees, until April 29, 2013 to waive up to the full amount of its 0.20% advisory fee for the Fund and then to reimburse the Fund for other direct expenses to the extent that direct expenses exceed 0.27% of the average daily net assets of the Fund on an annual basis.

Direct expenses do not include do not include extraordinary expenses or the expenses of other investment companies in which the Funds invests which are borne indirectly by the Funds.

This waiver and reimbursement (1) supersedes any prior contractual waiver or reimbursement arrangements and any prior non-contractual waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the date stated above, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT
MANAGEMENT COMPANY

By:
Peter Gunning, President

Accepted and Agreed:
RUSSELL INVESTMENT COMPANY

By:
Mark E. Swanson, Treasurer